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                                                                      EXHIBIT 21

                            SYBASE, INC. SUBSIDIARIES
                                (AS OF 12/31/99)

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
COMPANY NAME                                                           JURISDICTION OF FORMATION
------------                                                           -------------------------
Sybase Argentina, S.A.                                                 Argentina Republic
Sybase Australia Pty Limited                                           New South Wales, Australia
Sybase N.V./S.A.                                                       Belgium
Sybase do Brasil Software Limitada                                     Brazil
Tecnologia Cliente/Servidor Informatica Limitada                       Brazil
Sybase Canada Limited                                                  Canada
Sybase Informatica Chile S.A.                                          Chile
Sybase Central and Eastern Europe s.r.o.                               Czech Republic
Sybase France S.a.r.l.                                                 France
Powersoft Holding France S.a.r.l. (dissolved on 6/10/99)               France
Sybase GmbH                                                            Germany
Sybase China Limited                                                   Hong Kong
Sybase Hong Kong Limited                                               Hong Kong
Sybase Italia S.r.l.                                                   Italy
Powersoft K.K.                                                         Japan
Sybase KK                                                              Japan
Sybase Korea, Ltd.                                                     South Korea
Sybase Luxembourg                                                      Luxembourg
Sybase Software (Malaysia) Sdn Bhd                                     Malaysia
Sybase (N.Z.) Limited                                                  New Zealand
Sybase Norge AS                                                        Norway
Sybase Peru S.A.                                                       Peru
Sybase Philippines, Inc.                                               Philippines
Sybase (Singapore) Pte Ltd.                                            Singapore
Sybase Iberia, S.A.                                                    Spain
Sybase Sverige AB                                                      Sweden
Sybase (Schweiz) AG                                                    Switzerland
Sybase Taiwan Co., Ltd.                                                Republic of China
Sybase Eastern Europe B.V.                                             The Netherlands
Sybase Europe B.V.                                                     The Netherlands
Sybase Nederland B.V.                                                  The Netherlands
Sybase Software (China) Co., Ltd.                                      The People's Republic of China
Oasis Group ltd.                                                       United Kingdom
Sybase International Limited                                           United Kingdom
Sybase UK Limited                                                      United Kingdom
WATCOM Europe Limited                                                  United Kingdom (Scotland)
Sybase Foreign Sales Corporation                                       Virgin Islands
Sybase International Holdings Corporation                              Delaware, USA
Sybase MEC, Inc.                                                       Delaware, USA
Sybase Financial Services, Inc. (dissolved 8/99)                       Delaware, USA
Corporacion Sybven, C.A.                                               Venezuela, USA
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